Exhibit 99.1

Bacterin Announces 1000th Lot of OsteoSelect® DBM Putty

BELGRADE, MT--(BUSINESS WIRE)— February 17, 2015 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of bone graft material and coatings for medical applications, today announced that it has eclipsed an operational milestone processing over 1000 lots of OsteoSelect DBM Putty.

Every lot of OsteoSelect processed by Bacterin since inception has demonstrated an osteoinductive response (the ability to induce new bone formation) in an animal model.  Although there are various methods for testing the bone forming potential of a bone graft substitute, the animal model is the most accurate test and is considered the ‘gold standard’.  Demineralized bone matrices (DBM) are used during orthopedic surgery for the repair and replacement of bone loss resulting from trauma or related surgical procedures. The demineralized bone matrix market is expected to account for 25% of the total bone replacement market in the US, or $435MM annually, according to BioMedGPS, LLC.

"The succession of proven osteoinductive results for every lot of OsteoSelect processed by Bacterin over the past five years demonstrates the superiority of our patented and patent-pending demineralization technologies” said Gregory Juda, Bacterin’s Chief Scientific Officer.  “The results speak to the quality and consistency of our operations and our commitment to exceeding the expectations of our customers.  We look forward to implementing our demineralization processes in new product development as we continue to expand our product portfolio.”

OsteoSelect DBM Putty is processed human bone that has been combined with an absorbable carrier that makes it easier to handle during orthopedic surgical procedures. Bacterin’s OsteoSelect DBM Putty received its first 510k clearance in September of 2009.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to promote bone growth, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability of the Company’s sales force to achieve expected results, the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow; the Company’s ability to obtain shareholder approval of financing transactions; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; the Company’s ability to remain listed on the NYSE MKT; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

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Rich Cockrell

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